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                                                                    EXHIBIT 12.1

MORTON'S RESTAURANT GROUP, INC.
Ratio of Earning to Fixed Charges
(DOLLARS IN THOUSANDS)

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
                                                  Nine months                                Successor    Predecessor
                                                    Sept 28      7/25/2002-    12/31/2001      Period        Period
                                                      2003        9/29/2002    -7/24/2002       2002          2002          2001
                                                  -----------   -----------   -----------   -----------   -----------   -----------

Earnings (loss) before taxes                      $      130    $    (1,450)  $    (3,674)  $     1,815   $    (3,674)  $       279
Fixed charges (excluding capitalized
  interest) - C                                       10,203          2,206         7,667         5,300         7,667        12,799
                                                  -----------   -----------   -----------   -----------   -----------   -----------
     Earnings                                     $   10,333    $       756   $     3,993   $     7,115   $     3,993   $    13,078


Interest (expensed and capitalized) - A           $    5,999    $     1,254   $     4,671   $     2,973   $     4,671   $     7,767
Rental expense - B                                     4,230            993         3,020         2,424         3,020         5,182
                                                  -----------   -----------   -----------   -----------   -----------   -----------
     Fixed Charges                                $   10,229    $     2,247   $     7,691   $     5,397   $     7,691   $    12,949

Earnings/Fixed Charges                                  1.01           0.34          0.52          1.32          0.52          1.01


Interest expensed (including amortization
  of debt discount and deferred financing cost)   $    5,973    $     1,213   $     4,647   $     2,876   $     4,647   $     7,617
Interest capitalized                                      26             41            24            97            24           150
                                                  -----------   -----------   -----------   -----------   -----------   -----------
     Interest - A                                 $    5,999    $     1,254   $     4,671   $     2,973   $     4,671   $     7,767


Rental expense                                    $   12,817    $     3,010   $     9,151   $     7,345   $     9,151   $    15,703
Interest factor (1/3)                                     33%            33%           33%           33%           33%           33%
     Rental Expense - B                           $    4,230    $       993   $     3,020   $     2,424   $     3,020   $     5,182

Fixed Charges                                     $   10,229    $     2,247   $     7,691   $     5,397   $     7,691   $    12,949
Capitalized interest                                     (26)           (41)          (24)          (97)          (24)         (150)
                                                  -----------   -----------   -----------   -----------   -----------   -----------
     Fixed Charges - C                            $   10,203    $     2,206   $     7,667   $     5,300   $     7,667   $    12,799

Deficiency                                                      $     1,491   $     3,698                 $     3,698


                                                                                                     Pro Forma
                                                                                             -------------------------
                                                                                             Nine months    Full Year
                                                                                               Sept 28        29-Dec
                                                       2000          1999         1998           2003          2002
                                                   -----------   -----------   -----------   -----------   -----------

Earnings (loss) before taxes                       $    14,374   $    14,309   $    (6,130)  $    (2,371)  $     2,815
Fixed charges (excluding capitalized
  interest) - C                                         11,469         8,442         6,589        12,704        16,750
                                                   -----------   -----------   -----------   -----------   -----------
     Earnings                                      $    25,843   $    22,751   $       459   $    10,333   $    19,565


Interest (expensed and capitalized) - A            $     7,004   $     4,450   $     2,753   $     8,500   $    11,427
Rental expense - B                                       5,042         4,342         4,264         4,230         5,444
                                                   -----------   -----------   -----------   -----------   -----------
     Fixed Charges                                 $    12,046   $     8,792   $     7,017   $    12,730   $    16,871

Earnings/Fixed Charges                                    2.15          2.59          0.07          0.81          1.16


Interest expensed (including amortization
  of debt discount and deferred financing cost)    $     6,427   $     4,100   $     2,325   $     8,474   $    11,306
Interest capitalized                                       577           350           428            26           121
                                                   -----------   -----------   -----------   -----------   -----------
     Interest - A                                  $     7,004   $     4,450   $     2,753   $     8,500   $    11,427


Rental expense                                     $    15,280   $    13,159   $    12,920   $    12,817   $    16,496
Interest factor (1/3)                                       33%           33%           33%           33%           33%
     Rental Expense - B                            $     5,042   $     4,342   $     4,264   $     4,230   $     5,444

Fixed Charges                                      $    12,046   $     8,792   $     7,017   $    12,730   $    16,871
Capitalized interest                                      (577)         (350)         (428)          (26)         (121)
                                                   -----------   -----------   -----------   -----------   -----------
     Fixed Charges - C                             $    11,469   $     8,442   $     6,589   $    12,704   $    16,750

Deficiency                                                                     $     6,558   $     2,397
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